                                                                    EXHIBIT 24.1

                                Power of Attorney


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Dore, Peter S. Atkinson and Russell J. Robicheaux, or any of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute and deliver, for and on his behalf and in his name and in any and all capacities, a registration statement on Form S-3 relating to the sale of up to $500 million of the Company's securities and to execute and deliver any and all amendments (including post-effective amendments) to such registration statement and any additional registration statement pursuant to Rule 462(b), and in each case to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents, effective as of the 18th day of August, 1999.



             SIGNATURE                            TITLE
             ---------                            -----
       /s/ Willaim J. Dore              Chairman of the Board, President and Chief
----------------------------------      Executive Officer
           William J. Dore

       /s/ James C. Day                 Director
----------------------------------
           James C. Day

       /s/ Edward P. Djerejian          Director
----------------------------------
           Edward P. Djerejian

       /s/ E.G. Hotard                  Director
----------------------------------
           E.G. Hotard

       /s/ Michael J. Pollock           Director
----------------------------------
           Michael J. Pollock